Exhibit 99.2

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements for the year ended January 31, 2014, and as of and for the period from April 1, 2014 to June 30, 2014, included in this filing are based upon the respective financial statements of Apollo Medical Holdings, Inc. (the Company or Apollo) and Southern California Heart Center (SCHC). SCHC has a fiscal year end of December 31, and for purposes of this pro forma presentation, these financial statements have been consolidated with Apollo’s January 31, 2014 year end. On May 16, 2014, the board of directors of the Company approved a change to the Company's fiscal year end from January 31 to March 31. As the March 31, 2014 results comprise only 2 months which is less than full fiscal year, the unaudited pro forma condensed consolidated statements of operations is presented for the year ended January 31, 2014 and for the period from April 1, 2014 to June 30, 2014. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2014 has been prepared as if the acquisition of SCHC occurred on June 30, 2014. The unaudited pro forma statement of operations for the year ended January 31, 2014 and for the period from April 1, 2014 to June 30, 2014 give effect to the SCHC acquisition as if it occurred on February 1, 2013. The historical financial information is adjusted in the unaudited pro forma condensed consolidated financial statements to only give effect to pro forma events that are (1) directly attributable to the acquisition; (2) factually supportable; and (3) with respect to the statement of operations, expected to have a continuing impact on the consolidated results of Apollo and SCHC. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed consolidated financial statements presented below and with the separate historical financial statements of Apollo and SCHC.

The unaudited pro forma condensed consolidated financial statements are based on estimates and assumptions and are presented for illustrative purposes only and are not necessarily indicative of what the consolidated company’s results of operations actually would have been had the acquisition been completed as of the dates indicated. Additionally, the unaudited pro forma condensed consolidated financial information are not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized if the acquisition had been completed as of the dates indicated.

The unaudited pro forma adjustments related to the acquisition have been prepared using the acquisition method of accounting under existing U.S. generally accepted accounting principles, which are subject to change and interpretation and are based on a preliminary purchase consideration allocation. The allocation of purchase consideration for acquisitions requires extensive use of accounting estimates, assumptions and judgments to allocate the purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed, based on their respective estimated fair values. The purchase consideration for SCHC was allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. Apollo engaged an independent third-party valuation firm to assist in determining the estimated fair values of identifiable intangible assets, warrant consideration and contingent consideration liability. Such valuations require significant estimates and assumptions including but not limited to estimating future cash flows and developing appropriate discount rates. Apollo believes the preliminarily estimated fair values assigned to the assets acquired are based on reasonable assumptions. The fair value estimates for the purchase consideration allocation may change if additional information becomes available. Differences between these purchase price allocations and any changes thereto could have a material impact on the unaudited pro forma condensed consolidated financial statements and Apollo’s future results of operations and financial position.

The unaudited pro forma condensed consolidated financial statements do not reflect the realization of any potential operating synergies or savings or other operational improvements, if any, that the consolidated company may achieve as a result of the acquisition, the costs to integrate the operations of Apollo and SCHC on or the costs necessary to achieve potential operating synergies and revenue enhancements. No assurance can be given that cost saving synergies will be realized.

Pro forma adjustments are necessary to reflect the estimated purchase consideration and to adjust SCHC’s net tangible and intangible assets and liabilities to estimated fair values. Pro forma adjustments are also necessary to reflect the amortization expense related to amortizable intangible assets related to the pro forma adjustments.

The pro forma adjustments to SCHC’s assets and liabilities and allocation of purchase consideration are based on Apollo’s preliminary estimates of the fair value of the assets to be acquired and liabilities to be assumed. Apollo made estimates of fair value of SCHC on assets acquired and liabilities assumed using reasonable assumptions based on historical experience and information obtained from SCHC’s management.

APOLLO MEDICAL HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLDIATED

STATEMENT OF OPERATIONS

For the year ended January 31, 2014

	Historical
	Apollo	SCHC	Pro Forma Adjustments (Note 5)		Pro Forma Consolidated

Net revenues	$10,484,305	$5,897,512	$-		$16,381,817

Costs and expenses:
Cost of services	9,076,213	5,017,629	-		14,093,842
General and administrative	5,286,610	242,402	-		5,529,012
Depreciation and amortization	31,361	508,778	130,999	(b)	671,138
Total costs and expenses	14,394,184	5,768,809	130,999	-	20,293,992
(Loss) income from operations	(3,909,879)	128,703	(130,999)		(3,912,175)
Other (expense) income:
Interest expense, net	(679,184)	(82,234)	35,618	(c)	(725,800)
Other	49,702	-	-		49,702
Total other (expense) income	(629,482)	(82,234)	35,618		(676,098)
(Loss) income before provision for income taxes	(4,539,361)	46,469	(95,381)		(4,588,273)
Provision for income taxes	19,513	800	1,431	(d)	21,744
Net (loss) income	$(4,558,874)	$45,669	$(96,812)	(n)	$(4,610,017)

Weighted average shares outstanding:
Basic and diluted	36,661,648	-	-	(m)	36,661,648

Net loss per share:
Basic and diluted	$(0.12)	$-	$-	(m)	$(0.13)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

APOLLO MEDICAL HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

STATEMENT OF OPERATIONS

For the three months ended June 30, 2014

	Historical
	Apollo	SCHC	Pro Forma Adjustments (Note 5)		Pro Forma Consolidated

Net revenues	$4,094,486	$1,686,671	$-		$5,781,157

Costs and expenses:
Cost of services	3,259,839	1,037,709	-		4,297,548
General and administrative	2,009,332	295,312	(124,166)	(a)	2,180,478
Depreciation and amortization	11,899	78,477	32,749	(b)	123,125
Total costs and expenses	5,281,070	1,411,498	(91,417)	-	6,601,151
Loss from operations	(1,186,584)	275,173	91,417	-	(819,994)
Other (expense) income:
Interest expense	(276,867)	(15,556)	12,317	(c)	(280,106)
Change in fair value of common stock warrant liability	(30,005)	-	-		(30,005)
Other	(2,476)	-	-		(2,476)
Total other expense	(309,348)	(15,556)	12,317	-	(312,587)
Loss before provision for income taxes	(1,495,932)	259,617	103,734		(1,132,581)
Provision for income taxes	11,602	-	1,556	(d)	13,158
Net (loss) income	(1,507,534)	259,617	102,178		(1,145,739)
Net income attributable to noncontrolling interest	(170,207)	-	-		(170,207)
Net (loss) income attributable to Apollo Medical Holdings, Inc.	$(1,677,741)	$259,617	$102,178	(n)	$(1,315,946)

Weighted average shares outstanding:
Basic and diluted	49,134,549	-	-	(m)	49,134,549

Net loss per share:
Basic and diluted	$(0.03)	$-	$-	(m)	$(0.03)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

APOLLO MEDICAL HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

BALANCE SHEET

As of June 30, 2014

	Historical
	Apollo	SCHC	Pro Forma Adjustments (Note 5)		Pro Forma Consolidated

ASSETS
Current Assets:
Cash and cash equivalents	$5,762,423	$624,099	$(2,787,889)	(e), (o)	$3,598,633
Marketable securities	407,682	-	-		407,682
Restricted cash	40,000	-	-		40,000
Accounts receivable, net	1,531,405	782,101	58,332	(o)	2,371,838
Due from affiliates	38,638	67,714	-		106,352
Prepaid expenses	59,664	81,760	670	(o)	142,094
Deferred tax asset	-	-	-		-
Total current assets	7,839,812	1,555,674	(2,728,887)		6,666,599

Deferred financing costs, net	337,978	-	-		337,978
Property and equipment, net	99,222	596,870	(12,493)	(o)	683,599
Intangible assets, net	211,427	17,333	1,113,667	(f)	1,342,427
Goodwill	278,135	-	1,245,745	(g)	1,523,880
Other assets	38,681	5,770	60,993	(o)	105,444
TOTAL ASSETS	$8,805,255	$2,175,647	$(320,975)		$10,659,927

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$1,482,682	$126,294	$(2,681)	(o)	$1,606,295
Medical liabilities	1,137,395	-	-		1,137,395
Notes and line of credit payable, net- current portion	392,264	279,123	(150,635)	(o)	520,752
Holdback liability	136,822	-	-		136,822
Contingent consideration	-	-	827,000	(h)	827,000
Total current liabilities	3,149,163	405,417	673,684		4,228,264

Warrant liability	2,384,629	-	-		2,384,629
Notes payable, net- non-current portion	5,282,736	789,149	(454,055)	(i)	5,617,830
Convertible notes payable, net	981,688	-	-		981,688
Deferred tax liability	-	-	30,477	(l)	30,477
Total liabilities	11,798,216	1,194,566	250,106		13,242,888

Preferred stock	-	-	-		-
Common stock	49,135	10,000	(10,000)	(k)	49,135
Additional paid-in capital	15,202,504	150,000	260,000	(k), (j)	15,612,504
Accumulated other comprehensive income	18,589	-	-	(k)	18,589
(Accumulated deficit) retained earnings	(18,025,329)	821,081	(821,081)	(k), (o)	(18,025,329)
Stockholders' (deficit) equity	(2,755,101)	981,081	(571,081)		(2,345,101)
Non-controlling interest	(237,860)	-	-		(237,860)
Total	(2,992,961)	981,081	(571,081)		(2,582,961)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,805,255	$2,175,647	$(320,975)		$10,659,927

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Note 1 – Description of Transaction

Pursuant to the terms of that certain Stock Purchase Agreement dated as of July 21, 2014 (the “Purchase Agreement”), by and among Southern California Heart Centers, A Medical Corporation (“SCHC”), the shareholders of SCHC (the “Sellers”) and a Company affiliate, SCHC Acquisition, A Medical Corporation (“Affiliate”), which was solely owned by Dr. Warren Hosseinion, Apollo’s Chief Executive Officer dated July 21, 2014 to acquire all of the issued and outstanding shares of SCHC, a medical group that provides professional medical services in Los Angeles County, California. The acquisition was funded by an intercompany loan from Apollo Medical Management, Inc. (“AMM”), a wholly-owned subsidiary of the Company, and AMM contemporaneously entered into a management services agreement with the Affiliate on the Closing Date. As a result of the Affiliate’s merger with and into SCHC on the Closing Date, SCHC became the counterparty to this management services agreement and is bound by its terms. Because AMM will manage all non-medical services for SCHC and will have exclusive authority over all non-medical decision making related to the ongoing business operations of SCHC, AMM is the primary beneficiary of SCHC, and its financial statements will be consolidated as a variable interest entity with those of the Company from Closing Date. Accordingly, the Company was the accounting acquirer for purposes of this transaction (“Purchaser”).

The Purchase Agreement provided a $2,000,000 cash payment for the shares of SCHC and a $428,391 cash payment for the discharge of certain indebtedness and other obligations of SCHC, warrants to purchase up to 1,000,000 shares of the Company’s common stock at an exercise consideration of $1.00 per share and a contingent amount of up to $1,000,000 payable, if at all, in cash.

As a result of the acquisition, Apollo acquired an assembled sales force and provider network relationships which enhanced its existing service base.

Note 2 – Basis of Presentation

The accompanying unaudited pro forma condensed consolidated financial statements for the year ended January 31, 2014, and as of and for the period from April 1, 2014 to June 30, 2014, included in this filing are based upon the respective financial statements of Apollo Medical Holdings, Inc. (the Company or Apollo) and Southern California Heart Center (SCHC). SCHC has a fiscal year end of December 31, and for purposes of this pro forma presentation, these financial statements have been consolidated with Apollo’s January 31, 2014 year end. On May 16, 2014, the board of directors of the Company approved a change to the Company's fiscal year end from January 31 to March 31. As the March 31, 2014 results comprise only 2 months which is less than full fiscal year, the unaudited pro forma condensed consolidated statements of operations is presented for the year ended January 31, 2014 and for the period from April 1, 2014 to June 30, 2014. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2014 has been prepared as if the acquisition of SCHC occurred on June 30, 2014. The unaudited pro forma statement of operations for the year ended January 31, 2014 and for the period from April 1, 2014 to June 30, 2014 give effect to the SCHC acquisition as if it occurred on February 1, 2013. The unaudited pro forma condensed consolidated financial information was prepared were prepared under United States Generally Accepted Accounting Principles (“GAAP”).

The acquisition is accounted for under the acquisition method of accounting in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under the acquisition method of accounting, the total purchase price, calculated as described in Note 4 to these unaudited pro forma condensed consolidated financial statements, is allocated to the net tangible and intangible assets acquired and liabilities assumed of SCHC based on their preliminarily estimated fair values. The allocation of purchase consideration for acquisitions requires extensive use of accounting estimates, assumptions and judgments to allocate the purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective estimated fair values. The purchase consideration for SCHC was allocated to tangible and intangible assets acquired and liabilities assumed based on their preliminarily estimated fair values at the acquisition date. Apollo engaged an independent third-party valuation firm to assist in determining the estimated fair values of identifiable intangible assets, warrant consideration and the contingent consideration liability. Such a valuation requires significant estimates and assumptions including but not limited to determining the timing of and estimating future cash flows and developing appropriate discount rates. Apollo believes the preliminarily estimated fair values assigned to the assets acquired and liabilities assumed are based on reasonable assumptions. The fair value estimates for the purchase consideration allocation may change if additional information becomes available. Differences between these purchase consideration allocations and any changes thereto could have a material impact on the unaudited pro forma condensed consolidated financial statements and Apollo’s future results of operations and financial position.

Certain reclassifications have been made to the fiscal year 2014 historical financial statements of Apollo and SCHC to conform them to the fiscal year 2015 presentation.

Note 3 – Accounting Policies

As a result of the continuing review of SCHC’s accounting policies, Apollo may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the pro forma condensed consolidated financial statements. At this time, Apollo is not aware of any differences that would have a material impact on the pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated financial statements do not assume any differences in accounting policies.

Note 4 – Purchase Price

The total consideration paid by Apollo on the closing date of $3,665,391 consisted of cash consideration of $2,428,391, 1,000,000 warrants to acquire common shares of Apollo common stock for $1.00 per share with a fair value of $410,000, and contingent consideration of up to $1,000,000 in future cash payments with a fair value of $827,000.

The Company also assumed a note payable to a financial institution of $463,582 at the Closing Date, which it repaid in September 2014.

The contingent consideration is up to an additional aggregate of $1,000,000 in cash payable to the Sellers for the performance of professional medical services pursuant to employment agreements between Apollo and the Sellers effective as of the Closing Date. Each Seller will be eligible to receive additional consideration measured on each of December 31, 2014 and 2015, and on each of June 30, 2015 and 2016, based on achieving work relative value units (“wRVUs”) above an agreed upon baseline. The wRVUs are established by the Centers for Medicare and Medicaid Services (“CMS”), and are updated by CMS from time to time.

Apollo will remeasure the fair value of the contingent consideration at each reporting period; with any changes in fair value being recorded in the current period’s consolidated statement of operations as compensation expense.

Fair Value Estimate of Assets Acquired and Liabilities Assumed

Under the acquisition method of accounting, the total purchase consideration is allocated to SCHC’s net tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the closing date. The excess of the purchase consideration over the fair value of assets acquired and liabilities assumed was allocated to goodwill. The goodwill acquired is not deductible for tax purposes. For purposes of presentation in the unaudited pro forma condensed consolidated financial information the following table summarizes the preliminary fair value estimate of the net assets acquired as of the Closing Date:

Cash and cash equivalents	$264,601
Accounts receivable	840,433
Receivable from affiliate	67,714
Prepaid expenses and other current assets	82,430
Property and equipment	584,377
Identifiable intangible assets	1,131,000
Goodwill	1,245,745
Other assets	66,762
Total assets acquired	4,283,062

Accounts payable and accrued liabilities	123,613
Note payable to financial institution	463,582
Deferred tax liability	30,477
Total liabilities assumed	617,671

Net assets acquired	$3,665,391

The acquired intangible assets consisted as follows in the table below:

	Value of Intangible Assets Acquired	Weighted- Average Amortization Period (Years)

Network relationships	$920,000	12
Trade name	110,000	5
Non-compete agreements	101,000	3

Total identifiable intangible assets	$1,131,000

Purchase consideration adjustments recorded subsequent to the closing date of July 22, 2014 will affect the recorded amount of goodwill. Goodwill acquired at July 22, 2014 will differ from the estimated amount included in the accompanying unaudited pro forma condensed consolidated financial statements prepared as of June 30, 2014.

Note 5 – Unaudited Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the total purchase price, to reflect amounts related to SCHC’s net tangible and intangible assets at an amount equal to the estimated fair values on the closing date, and to reflect changes in amortization expense resulting from the preliminarily estimated fair value adjustments to net intangible assets. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes to the unaudited pro forma condensed consolidated financial statements presented below and with the separate historical financial statements of Apollo and SCHC.

Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

(a)	Reflects elimination of acquisition-related transaction costs directly attributable to the acquisition, as they do not have a continuing impact on the consolidated entity’s results.

(b)	Reflects estimated adjustment to amortization expense for the intangible asset recorded prior to the acquisition and acquired as part of the acquisition, as follows:

	Year ended	Three months ended
	January 31, 2014	June 30, 2014
Eliminate Target’s historical intangible asset amortization expense	$(1,334)	$(334)
Estimated amortization expense of acquired intangible assets	132,333	33,083
Adjustment	$130,999	$32,749

(c)	Reflects the adjustment of interest expense recorded for the elimination of SCHC’s indebtedness that was repaid in connection with the acquisition.

(d)	Reflects an estimate of the income tax impact of the acquisition, primarily related to the elimination of the acquisition-related transaction costs and the estimated adjustment to intangible asset amortization expense.

(e)	Reflects total cash consideration paid by Apollo on the closing date of $2.4 million, which was funded by the use of Apollo cash and cash equivalents on hand.

(f)	Reflects an adjustment to intangible assets to an estimate of fair value as follows:

Eliminate Target's historical intangible asset	$(17,333)
Estimated fair value of intangible assets acquired	1,131,000
Adjustment	$1,113,667

(g)	Reflects the portion of the total purchase consideration allocated to goodwill based on the estimated fair value of the total purchase consideration less the estimated fair values assigned to identifiable tangible and intangible assets acquired and liabilities assumed on the closing date.

(h)	Reflects the estimated fair value of contingent consideration due upon achievement of certain performance as part of the acquisition consideration.

(i)	Reflects amount used to partially reduce SCHC’s outstanding indebtedness at the acquisition date.

(j)	Reflects the estimated fair value of warrants as part of the acquisition consideration.

(k)	Reflects the elimination of SCHC’s historical equity as part of the acquisition.

(l)

Reflects the adjustment for net deferred tax liability in connection with the SCHC acquisition which was established related to the fair value adjustments of the net assets acquired over their respective tax bases. No deferred taxes were provided for goodwill as the goodwill is not deductible for tax purposes.

(m)	Pro forma basic and diluted net loss per share is calculated by dividing the pro forma consolidated net loss by the pro forma weighted average shares outstanding.

(n)	The management services agreement between the Company and SCHC provides for the Company to receive as a management fee of 20% of collected revenues and reimbursement of certain direct expenses. Due to the affiliated nature of the arrangement and the Company’s right to all residual returns (and obligation to fund any losses) of SCHC, a noncontrolling interest in the earnings and losses of SCHC has not been provided. Management fees are eliminated in consolidation in the ordinary course.

(o)	Reflects adjustment to the SCHC balance sheet to reflect balances as of July 22, 2014.